[Letterhead of PetroAlgae Inc.]

Exhibit 99.1

Dear Fellow Shareholder,

The past year has been one of significant activity for PetroAlgae Inc. (OTCBB: PALG). We have made progress towards the commercialization of our proprietary technologies intended to produce renewable fuels and protein co-products on a scalable and economically viable basis. In this letter I would like to review our progress toward commercial leadership in the renewable energy industry and to provide an overview of our growth strategy for the coming year.

Commercial Development

PetroAlgae’s technology is designed to result in the ability of our licensees to commercially produce biomass, which in turn is separated into two co-products; 1) renewable fuel feedstock and 2) protein for animal feed and human supplement.

Renewable Fuels: Biomass has been and continues to be tested for suitability as a coker feedstock for projected use in existing petroleum refineries. Independent pilot scale testing indicates that the biomass can be practically processed in the coker, and that the fuel yields are sufficient to economically compete with residuum, (the current feedstock used in fuel production. The result is fuel that is functionally identical to traditional petroleum-based products (i.e. diesel, gasoline, jet fuel. etc.) but provides a “green” renewable content that simply “drops-in” to the existing petroleum distribution channels.

Partnership with Industry Leader: In December 2009, PetroAlgae entered into an MOU which contemplates a strategic partnership with Foster Wheeler AG (NASDAQ: FWLT), a global leader in energy engineering solutions, to develop and co-market end-to-end market solutions for the large-scale production of green renewable gasoline, diesel, jet fuel and specialty chemicals in existing petroleum refineries, thereby providing so-called “drop-in” fuels. Foster Wheeler is also providing access to commercial cokers for future conversion testing.

Co-firing: Additionally, recent and ongoing combustion tests show the biomass to be an effective renewable drop-in offset in coal-fired power plants and boilers. The biomass material demonstrates handling characteristics and flame properties which do not degrade the emissions profile and generally reduce nitric-oxide (NOx) emissions. Further tests, at full commercial scale are planned.

Protein: The amino acid profile, an important price driver for the sale of protein, of PetroAlgae’s protein product compares favorably, according to third-party laboratory testing, with soy protein, which is the current industry standard. Recent feed trials of PetroAlgae’s protein in poultry demonstrate that digestibility is comparable to soy. In summary, testing performed by independent agencies as well as PetroAlgae’s internal testing indicates that PetroAlgae’s protein can be used as a high quality protein source for animals as well as humans in certain cases.

First Protein Use Approval: In November 2009, the Company’s protein successfully passed testing by the Indonesian Ministry of Agriculture as an approved raw material to be used and/or imported for use as an ingredient in animal feed. Testing aimed at obtaining additional national approvals, both as animal feed and human food additive use, are ongoing in a number of other countries.

Finally, third-party validation of PetroAlgae’s actual protein yield and production process at its pilot facility are planned for the near future.

PetroAlgae Launches Licensing Program

Commercial Cash Flow: Over the past few months, PetroAlgae has achieved a number of significant milestones. At the end of 2009 we entered into a Master License Agreement with Green Science Energy LLC for the use of our proprietary technology to produce biofuels in Egypt. This agreement generated $4 million, the first commercial cash flow for PetroAlgae, reflecting the market’s initial acceptance of our technology as a viable substitute for fossil-based fuels. Details of this transaction are discussed in our recent 8-K filing; also discussed are the various risks associated with successfully completing this type of commercial transaction.

In addition to the Green Energy licensing agreement, we continue to develop our business through extensive outreach efforts to prospective licensees. Our current business development “pipeline” now consists of over 300 potential licensees spanning 40 countries. In addition, we have had over 100 corporate visits to our pilot plant by qualified potential licensees. While sales cycles for large licensing deals are traditionally long, the market’s growing acceptance of our technology continues to increase as reflected by the successful signing of a number of non-binding Memorandum of Understanding (MOU) agreements from among the many qualified business discussions. Under the MOUs PetroAlgae and these potential licensees agree to negotiate a final license contract. Nonetheless, key contract terms that are generally set forth in the stated MOU may change pending final negotiations; moreover the negotiations may not always result in a final contract. Following are certain groups that have reached the MOU stage:

Memorandums of Understanding

China: In March 2009, PetroAlgae entered into a Master Licensing Agreement with GTB Power Enterprise Ltd. to construct and operate at least ten separate 5,000 hectares (12,355 acres) license units for the production of micro-crop biomass in China. In December 2009, PetroAlgae entered into a strategic MOU with CECIC Chongqing Industry Co., Ltd (CECIC-CQ), an operating subsidiary of the China Energy Conservation Investment Corporation (CECIC). This MOU contemplates that CECIC-CQ would acquire the Master License Agreement for China held by GTB Power Enterprise Ltd. Our intent, in supporting the anticipated transfer to CECIC-CQ is to accelerate PetroAlgae’s penetration of China’s renewable energy market.

CECIC, a State owned corporation with over 11,000 employees, was established in 1988 to invest in energy saving technologies and infrastructures. Thus far, CECIC has undertaken more than 3,000 major projects in the areas of energy-efficiency, environmental protection (treatment of waste gas, solid waste and waste gas), and renewable energy production (wind, solar, and biomass).

PetroAlgae believes that the involvement of the state-owned corporation will ultimately accelerate deployment of units because of CECIC’s broad access to financing, land, business and governmental contacts, and its reputation for successful implementation of foreign technologies.

Indonesia: In December 2009, PetroAlgae signed an MOU meant to lead to the license of the Company’s proprietary micro-crop technology to the largest conglomerate in Indonesia. This prospect’s various businesses cover a range of activities including palm oil, property development, leisure and agriculture. The MOU contemplates that this group would initially build a partial license unit to demonstrate the commercial viability of producing renewable fuels in Indonesia through the use of PetroAlgae’s technology. Upon achieving success, the remaining portion of the full license unit 5,000 hectares would be built for the large scale production of biofuels.

India: In November 2009, PetroAlgae entered into an MOU with Indian Oil Corporation Limited (IOCL), a Fortune 500 company and the largest commercial enterprise in India, to potentially license PetroAlgae’s proprietary micro-crop technology. Under the terms of the MOU and anticipated final license agreement, IOCL is expected to build a pilot facility to demonstrate the commercial viability of producing renewable fuels from micro-crops in India. Upon achieving success, the pilot facility is expected to lead to the deployment of a licensed unit for large-scale production of renewable fuels by IOCL.

In summary

As part of many corporate initiatives designed to help PetroAlgae progress to full commercialization, we have therefore announced our intent to migrate to a broader stock exchange, as soon as we are eligible to do so, for the purposes of enhancing our shareholder liquidity, valuation and overall exposure to both Wall Street and Main Street.

We are pleased to have achieved our goal of becoming one of the first companies in the advanced biofuels space to achieve a measure of initial commercialization i.e., the generation of initial revenues. In the coming months, we expect various third-parties to further validate PetroAlgae’s proprietary technology and process aimed at enabling economically viable, scalable, and sustainable production of renewable fuel and a new source of protein. I therefore look forward to another year of continued progress and growth and thank you for your interest and support.

Yours truly,

/s/ John Scott

Dr. John Scott
Chairman of the Board

About PetroAlgae Inc.

PetroAlgae (OTCBB: PALG) expects to be the first renewable energy company to commercialize a system that enables the production of a drop-in replacement for fossil fuels. The Company’s globally scalable micro-crop technology produces a cost-effective alternative to fossil fuels as well as a high quality protein co-product, while absorbing carbon dioxide from greenhouse gas emissions. The renewable biofuels produced are functionally compatible with petroleum-based fuels and therefore use the existing industry infrastructure, hence the term “drop-in”. Through a modular, flexible design construction, PetroAlgae enables a near-continuous growing and harvesting process of a wide variety of micro-organisms suited to local climates, ensuring maximum growth rates. The Florida-based company has established first-mover advantage in the micro-crop to fuels industry and offers a path to sustainable and clean energy independence while promoting local job growth.

For further information on PetroAlgae, please visit www.petroalgae.com.

Forward-Looking Statements: This Special Letter to Shareholders includes certain “forward-looking statements”. Generally, the words “expect”, “intend”, “anticipate”, “project”, “should”, “could” and similar words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. By their very nature, forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied in any of our forward-looking information. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the success of the launch of our commercialization strategy, potential delays and/or other factors that may negatively impact the Company’s ability to progress with its strategic alliances with previously announced partnerships or others underway, including but not limited to, agreements with the China Energy Conservation Investment Corporation, Foster Wheeler AG, Green Science Energy LLC, Indian Oil Corporation Limited, the Indonesian Ministry of Agriculture, The Salim Group, the availability of additional capital to support the Company’s operations, particularly the expansion of its commercialization strategy, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. The Company and all affiliated parties do not assume any duty to publicly update or revise the material contained herein.